First Quarter 2026 Earnings Presentation May 7, 2026 TM

Disclaimer 2 Forward-Looking Statements This presentation, and other statements that GPGI, Inc. (“GPGI,” “we,” “us” or the “Company”) may make in connection therewith, contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although GPGI believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, GPGI cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning GPGI’s possible or assumed future actions, business strategies, events, results of operations, geopolitical and macroeconomic conditions, demand, the implementation of the Resolute Operating System, and guidance for 2026, are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect GPGI’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in GPGI’s forward-looking statements: the ability of GPGI to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; adverse impacts of global economic, business, competitive and/or other factors, including tariffs, and regional instability, including in the Middle East, and the impacts on GPGI’s businesses and their customers thereof, including but not limited to prices for inputs including oil; the outcome of any legal proceedings that may be instituted against GPGI or others; future exchange and interest rates; changes in our accounting and/or financial presentation; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. GPGI undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes certain Non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from Non- GAAP financial measures used by other companies. Due to the spin-off of Resolute Holdings and the resulting shift to equity method accounting under GAAP beginning February 28, 2025, GPGI is presenting a broader set of Non-GAAP measures, including an Adjusted Statement of Operations (Unaudited), an Adjusted Balance Sheet (Unaudited) and an Adjusted Statement of Cash Flows (Unaudited) to provide investors with financial information that we believe allows for greater comparability with our historical financial presentation and better represents the underlying performance of the standalone business across reporting periods. GPGI believes Pro Forma Net Sales, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Net Loss, Pro Forma Adjusted Free Cash Flow, Adjusted Net Income, Adjusted EPS (Basic and Diluted), Adjusted Cash & Short-Term Investments, Adjusted Net Debt, and related measures are useful to investors in evaluating GPGI’s financial performance. Specifically, we believe Adjusted Net Income, Adjusted EPS (Basic and Diluted), Adjusted Cash & Short-Term Investments and Adjusted Net Debt provide greater comparability with historical results, because they show GPGI’s financial results as if GPGI consolidated the financial results of its operating businesses consistently across periods, and exclude certain non-recurring and non-operational items, and Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin and Pro Forma Adjusted Free Cash Flow further adjust for the results of Husky from January 1-11, 2026, prior to the completion of GPGI’s combination with Husky, for greater visibility of GPGI’s results following the completion of the transaction. Pro Forma Net Sales and Pro Forma Net Loss similarly adjust for the results of Husky from January 1-11, 2026. GPGI uses these Non-GAAP measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or measure incentive compensation. We believe that these Non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, adjusting for variable interest entity accounting requirements that render our results incomparable across periods, and show the effect of acquisitions as if they had occurred at the beginning of the relevant period, enabling GPGI to evaluate and plan more effectively for the future. These Non-GAAP measures should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from these measures are significant components in understanding and assessing GPGI’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of GPGI’s liquidity. These Non-GAAP measures may be different from similarly titled Non-GAAP measures used by other companies. Additionally, GPGI’s debt agreements contain covenants based on variations of certain of these measures for purposes of determining debt covenant compliance. GPGI believes that investors should have access to the same set of tools that its management uses in analyzing operating results. Please refer to the tables below for the reconciliation of GAAP measures to these Non-GAAP measures. Due to the forward-looking nature of the financial guidance included herein, the charges excluded from the forward-looking Non-GAAP financial measures including Pro Forma Net Sales, Pro Forma Adjusted EBITDA, Pro Forma Adjusted Free Cash Flow and Non-GAAP Year- end Net LTM Leverage including with respect to depreciation, amortization, interest, and taxes that would be required to reconcile the Non-GAAP financial measures to GAAP measures are inherently uncertain or difficult to predict, so it is not feasible to provide accurate forecasted Non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking Non-GAAP financial measures is included. Industry and Market Information Statements in this presentation concerning the industries and the markets in which we operate, including our general expectations and competitive position, business opportunity and market size, growth and share, are based on information from independent industry organizations and other third-party sources, data from our internal research and management estimates. Management estimates are derived from publicly available information and the information and data referred to above and are based on assumptions and calculations made by us based upon our interpretation of such information and data. The information and data referred to above are imprecise and may prove to be inaccurate because the information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, please be aware that the data and statistical information in this presentation may differ from information provided by our competitors or from information found in current or future studies conducted by market research institutes, consultancy firms or independent sources. GPGI Husky CompoSecure

GPGI Husky CompoSecure

GPGI

Executive Summary

Strength at CompoSecure Offset by Market-Driven Weakness at Husky – Thesis Remains Intact

1Q performance

- CompoSecure delivered record sales, strong operating performance, and continued margin expansion
- Husky impacted by unanticipated market headwinds due to oil / resin price shock and continued tariff uncertainty

Market demand drivers

- CompoSecure seeing robust demand from both traditional banks and leading fintechs
- Husky faced demand deferrals as customers rapidly shifted to "wait-and-see" mode in second half of March

Revising full year 2026 guidance

- Continued strong performance anticipated at CompoSecure
- Cannot predict when transient demand headwinds abate for Husky, so being cautious with full year outlook

Committed to continued ROS deployment and strategic investments

- CompoSecure one year ahead of Husky – see clear impact from high-performance culture and investments
- ROS implementation focused on both growth and operations at CompoSecure and accelerating at Husky

3

GPGI | Husky | CompoSecure

GPGI

1Q26 Financial Performance

Continued Strength at CompoSecure Overshadowed by Market-Driven Weakness at Husky

PF Adjusted Net Sales[1] ($mn)



▲ 2.6%
Husky / CompoSecure
$410.7
$421.2
$306.8
$290.8
↓ 5.2%
$103.9
$130.4
↑ 25.6%
1Q25
1Q26

- CompoSecure benefited from accelerating demand across both banks and fintechs
- Husky faced market ambiguity from oil / resin price shock and continued tariff uncertainty creating demand delays

PF Adjusted EBITDA ($mn)[2,3]



▼ (16.0%)
Husky / CompoSecure
$97.7[3]
$82.1[3]
$63.9
$38.2
↓ 40.2%
$34.8
$47.6
↑ 36.8%
1Q25
1Q26

- CompoSecure delivered significant EBITDA growth from higher sales and operational productivity gains
- Husky decline due to lower sales, higher cost base than planned, and continued investments in R&D and front-end sales

PF Adjusted EBITDA Margin[2,3]



▼ 430bps
23.8%
19.5%
1Q25
1Q26

- CompoSecure margin expansion from ROS initiatives delivering improved manufacturing yields and operational efficiencies
- Husky burdened by under absorbed labor costs, negative operating leverage, and one-time investments

ROS driven performance at CompoSecure offset by market-driven weakness at Husky

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. *Pro Forma Adjusted Net Sales include sales generated prior to the closing of the Husky transaction on January 12, 2026.*
2. *Pro Forma Adjusted EBITDA includes the management fees (collectively, "Management Fee") that would have been paid had the management agreements between Resolute Holdings and each of GPGI Holdings, L.L.C. (the "CompoSecure Management Agreement") and Husky Holdings LLC (the "Husky Management Agreement", and together, the "Management Agreements") been in effect from January 1, 2025.*
3. *Pro Forma Adjusted EBITDA quarterly totals are inclusive of Corporate segment allocation. In 1Q25, Corporate Pro Forma Adjusted EBITDA was ($1.1mn). For 1Q26, Corporate Pro Forma Adjusted EBITDA was ($3.8mn).*

4

1Q26 Pro Forma Adjusted EBITDA Reconciliation 5 Simplified, GAAP to Non-GAAP Operating Results ($ in millions) + = GPGI Husky CompoSecure Simplified walk to Pro Forma Adjusted EBITDA given transaction and accounting complexity Note: For a comprehensive reconciliation, please reference the 1Q26 Statement of Operations on page 16. GAAP Net Loss ($235.0) Plus: Pro Forma impact of Husky Holdings (1/1-1/11) ($18.0) Pro Forma Net Loss ($253.0) Plus: Loss on extinguishment and refinancing of debt 106.8 Plus: Husky transaction costs 98.0 Plus: Depreciation and amortization 63.7 Plus: Net interest expense 36.7 Plus: Other items 29.9 Pro Forma Adjusted EBITDA $82.1

GPGI | Husky | CompoSecure

GPGI

What Changed for Husky?

Oil / Resin Price Shock Following 4Q25 Earnings Impacted 1Q26 Performance and FY26 Outlook

	4Q25 Call	March	1Q26	So What?
Pipeline	Jan: +7% y/y Feb: +6% y/y	**+4% y/y**	**+4% y/y**	▪ Pipeline healthy, but conversion to orders began extending in mid-March with oil price shock ▪ April pipeline up ~8% y/y with May trending similar[1]
Orders	Jan: +32% y/y Feb: +22% y/y	**-16% y/y**	**+8% y/y**	▪ As oil / resin prices spiked in March, customers delayed orders – this trend continued in April ▪ April orders up ~2% y/y[1]
Backlog	Jan: -4% y/y Feb: +1% y/y	**-5% y/y**	**-5% y/y**	▪ Backlog recovered year-over-year in February offset by decline in March, consistent with order activity ▪ April backlog down ~5% y/y[1]
Aftermarket Orders = Embedded Resiliency	Jan: +11% y/y Feb: +26% y/y	**-11% y/y**	**+6% y/y**	▪ March declines consistent with customer demand uncertainty given market conditions; 1Q26 aftermarket tooling, spare parts, and services orders all increased over prior year levels
Other Factors	▪ **Positive**: Oil / resin prices increasing customer focus on light weighting and upgrades, and further evaluation of rPET systems ▪ **Negative**: Customer uncertainty driving lower end-of-quarter shipments vs. historical levels and continued "wait-and-see" behavior			

Oil and resin price shock pushed out orders and deliveries

1. *Numbers for periods beyond 1Q26 are estimates subject to change including in connection with normal quarter-end procedures.*

6

Resilient End-Market Demand Impacted by Near-Term Volatility 7 Oil / Resin Price Shock Impacted Customer Purchases -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% A p r- 2 5 M a y -2 5 M a y -2 5 J u n -2 5 J u l- 2 5 A u g -2 5 S e p -2 5 O c t- 2 5 N o v -2 5 D e c -2 5 J a n -2 6 F e b -2 6 M a r- 2 6 A p r- 2 6 Volume Pricing Sales Growth Non-Alcoholic Beverage Demand Demand Remains Resilient $1,077 $1,632 $1,701 Feb-26 Mar-26 Apr-26 Europe +64% vs. Jan US +36% vs. Jan $1,433 $1,620 $1,929 Feb-26 Mar-26 Apr-26 China +48% vs. Jan $860 $1,285 $1,205 Feb-26 Mar-26 Apr-26 Short-Term Disruption Spike in PET Resin Prices ($ / tonne) Pipeline Remains Strong1 Customers Delay Orders2 ▪ Lightweighting – increased focus on lightweighting given PET is ~60-70% of the cost ▪ Format Shifts – family / in-home packs, value- focused sizes, penetration of cheaper brands ▪ Alternative Feedstocks – shift to rPET (similar price as virgin resin now) and bio-resins ▪ Uptime & Throughput – focus on resin wastage, energy usage, and machine uptime to manage production economics ▪ Asset Renewal – customer reevaluating their aging installed bases Long-Term Trends Customer Focus on Productivity Husky Differentiation ✓ Husky has market leadership in lighter weight applications given higher precision ✓ Recycled resins add more variability (viscosity, inclusions) – Husky has differentiated solutions to support up to 100% recycled PET ✓ 15-20% TCO advantage vs. competitors ✓ Long track record of best-in-class uptime and throughput with continuous monitoring via Advantage+Elite service Sources: NielsenIQ xAOC + C & Amazon and Wood Mackenzie. 1. Reflects growth in the 12-month opportunity pipeline, indexed starting in December 2025. 2. Represents year-over-year growth rates. GPGI Husky CompoSecure Jan-26 Feb-26 Mar-26 Apr-26 +7% +6% +4% +8% Y/Y Growth 98% 98% 103% 107% 32% 22% -16% 2% Jan-26 Feb-26 Mar-26 Apr-26

GPGI | Husky | CompoSecure

GPGI

1Q26 Summary

Oil / Resin Price Shock Delaying Demand

Pro Forma Adjusted Net Sales[1] of $290.8 million down 5.2% compared to first quarter 2025, driven by declines in PET system sales and tooling offsetting strong growth in spare parts, hot runners, and controllers.

Pro Forma Adjusted EBITDA of $38.2 million down 40.2% compared to first quarter 2025[2], due to lower revenues with resulting negative operating leverage, and continued investments in R&D and sales.

Orders and backlog weakened quickly in late March with resin price shock; pipeline strength provides support for revenue growth and improved profitability in the second half of the year.

Focused on accelerating ROS implementation to establish a high-performance culture while making necessary investments to catalyze innovation and accelerate long-term organic growth.

Focused on disciplined execution, ROS implementation, and ongoing investment to scale the business

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. *Pro Forma Adjusted Net Sales include sales generated prior to the closing of the Husky transaction on January 12, 2026.*
2. *Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had the Management Agreements been in effect from January 1, 2025.*

8

GPGI | Husky | CompoSecure

New Systems Decline Offset by Recurring Aftermarket Demand

Market Environment by Product Line and Region

Product Line	1H26	FY26	Key Drivers
New Systems			▪ Customers deferring orders due to resin price volatility, resin supply shortages, tariff related uncertainty, and elevated financing costs ▪ Weakness to continue in second half if the idiosyncratic headwinds persist
Aftermarket Tooling			▪ Orders were impacted by tariffs in 4Q25 which weighed on 1Q26 sales ▪ Similar to new system sales, orders are being deferred in the near-term, but we expect the segment to return to growth in 2H26 as customers invest in tooling for existing machines
Hot Runners & Controllers			▪ Strong revenue growth in hot runners to date in most regions ▪ Continued market uncertainty weighing on the outlook in the near term
Parts & Services			▪ Services demand was impacted at the end of 1Q and beginning of 2Q due to market ambiguity and tariff noise ▪ We expect growth in 2H26 as customers focus on productivity for existing machines

Region	FY26	Key Drivers
North America		▪ Decline in PET systems partly offset by growth in tooling, parts, and services ▪ Near-term order deferrals due to resin price volatility and changes in Section 232 tariffs ▪ Oldest Husky install base – refresh cycle is overdue ▪ rPET and virgin PET prices converging; lightweighting initiatives are gaining momentum
Europe, Middle East, Africa		▪ Growth in PET systems in Middle East and Africa driven by favorable demographics and macroeconomics, including consumption growth, partly offset by near-term geopolitical disruptions ▪ Aftermarket tooling growth in Europe driven by lightweighting and sustainability regulations ▪ Growth in hot runners driven by growth in medical applications
Latin America		▪ Decline in CSD consumption driven by sugar tax, affecting growth in PET systems ▪ Aftermarket tooling continued growth driven by lightweighting and package optimization
Asia Pacific		▪ Growth in PET systems driven by favorable demographics and macroeconomics, including consumption growth ▪ Growth in hot runners driven by food packaging and medical applications

9

GPGI | Husky | CompoSecure

GPGI

1Q26 Financial Performance

Macroeconomic Demand Ambiguity Led to Revenue Decline and Margin Degradation

PF Adjusted Net Sales ($mn)[1]


(5.2%)
$306.8
$290.8
1Q25
1Q26

- Decline driven by customer demand delays and specific delivery problems caused by Middle East conflict, oil price shock, and continued tariff uncertainty
- Over $20 million in revenue shifted out of the quarter due to customer deferrals, shipment delays in the Middle East, and delayed payments – trend continues in 2Q

PF Adjusted EBITDA ($mn)[2]


(40.2%)
$63.9
$38.2
1Q25
1Q26

- Decline primarily attributable to lower revenue growth, under absorbed labor and fixed costs, and one-time strategic investments in R&D and front-end sales capabilities

PF Adjusted EBITDA Margin[2]


770bps
20.8%
13.2%
1Q25
1Q26

- Margin compression due to negative operating leverage and product mix
  - ~250bps from under absorbed labor
  - ~160bps from one-time growth investments
  - Remaining from negative operating leverage as revenues were pushed out
- Margins expected to improve significantly through the year with improving fixed cost absorption and planned cost saving actions

Managing through demand uncertainty while continuing "seed planting" investments to position the business for growth and margin expansion

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. *Pro Forma Adjusted Net Sales include sales generated in the period in January prior to the closing of the Husky transaction on January 12, 2026.*
2. *Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had the Management Agreements been in effect from January 1, 2025.*

10

GPGI | Husky | **CompoSecure**

GPGI

1Q26 Summary

Delivering Record Net Sales and Strong Operating Performance

Record Adjusted Net Sales of $130.4 million up 25.6% compared to first quarter 2025, driven by robust demand from traditional banks and leading fintechs.

Adjusted EBITDA of $47.6 million up 36.8% compared to first quarter 2025[1], due to organic revenue growth and continued operational efficiencies from ROS implementation.

Numerous high-profile card program wins include American Express Graphite, Robinhood Platinum, Intuit, Fold, MetaMask in the US, Kraken (debit), X Money (debit), and Revolut Audi F1 (debit).

Investments aligned to our strategic and execution framework include key leadership expansion with the appointment of General Managers for our International and Arculus businesses.

Record sales and strong operating leverage in the first quarter

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had the Management Agreements been in effect from January 1, 2025.

11

GPGI | Husky | **CompoSecure**

GPGI
Great Positions | Good Industries

1Q26 Financial Performance

Significant Progress Against All Key Metrics Catalyzed by ROS

Adjusted Net Sales ($mn)


▲ 25.6%
$103.9
$130.4
1Q25
1Q26

- Driven by robust demand across both traditional banks and leading fintechs
- Reinvigorated go-to-market with sales process training and sales enablement tools

Adjusted EBITDA ($mn)[1]


▲ 36.8%
$34.8
$47.6
1Q25
1Q26

- Process innovation consistently improving manufacturing yields

Adjusted EBITDA Margin[1]


▲ 300bps
33.5%
36.5%
1Q25
1Q26

- Investment in engineering and manufacturing capabilities enhancing margins

Strong sales and margin expansion from ROS-enabled operating efficiency gains

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had the Management Agreements been in effect from January 1, 2025.

12

GPGI | Husky | CompoSecure

GPGI

Great Positions | Good Industries

Introducing 2Q26 and Revising FY26 Guidance

Focused on Execution – Implementing ROS to Catalyze Growth and Improve Profitability

($ in millions)

Guidance Metrics	2Q26	FY26[1]
Pro Forma Adjusted Net Sales[2]	$425 – $475 *(-9% y/y)*	$1,950 – $2,100 *(+0% y/y)*[2]
Pro Forma Adjusted EBITDA[2,3]	$105 – $120 *(-14% y/y)*	$550 – $610 *(+7% y/y)*
Pro Forma Adjusted EBITDA Margin[2,3]	24.7% – 25.3% *(-140bps)*	28.2% – 29.0% *(+180bps)*
Pro Forma Adjusted Free Cash Flow[4]		$275 – $325


Delay
Iran?
Oil?
Tariffs?
Resolve

GPGI Expectations

- Flat organic revenue growth in FY26
  - CompoSecure to grow LDD driven by continued penetration of large, untapped addressable market
  - Husky to decline MSD driven by macro disruptions and demand softness in select regional markets
- Margin expansion in second half of the year from organic sales growth, continued cost savings, and fixed cost leverage from ROS implementation
- Healthy free cash flow with higher growth capital expenditures
- Effectively mitigating tariff impacts through pricing and sourcing initiatives

Continued strong performance at CompoSecure expected to be offset by market-driven weakness at Husky

Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix.

1. *Year-over-year growth rate based on midpoint of guidance ranges. For FY26, measures include pro forma effect of Husky for periods prior to the completion of the Husky acquisition on January 12, 2026.*
2. *Pro Forma Adjusted Net Sales for FY 2026 include sales generated prior to the closing of the Husky transaction on January 12, 2026.*
3. *Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had each of the Management Agreements been in effect from January 1, 2025.*
4. *FY26E Pro Forma Adjusted Free Cash Flow includes ~$45mn in one-time, growth capital expenditures across both CompoSecure and Husky and excludes one-time Husky transaction and debt refinancing costs.*

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Capital Structure Update 14 Key Financial Metrics ($ in millions) As of March 31, 2026 Cash Balance $122 Total Debt Outstanding1 $2,175 Net Debt $2,053 LTM Net Debt / Pro Forma Adjusted EBITDA2 3.7x Revolver Capacity3 $322 Total Liquidity $444 Note: For a reconciliation of Non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP, please reference the Appendix. 1. Total debt outstanding includes term loan, senior secured notes, and drawn revolver. 2. Pro Forma Adjusted EBITDA includes the Management Fee that would have been paid had each of the Management Agreements been in effect from January 1, 2025. 3. Revolver capacity reflects undrawn revolver balance net of outstanding letters of credit. GPGI has ample liquidity and manageable leverage, with a continued focus on debt paydown Credit Highlights ▪ GPGI has no near-term maturities ̶ $400mn revolver matures in 2031 (~5 years) ̶ $1.2bn term loan and $900mn of senior secured notes both mature in 2033 (~7 years) ▪ Term loan has annual amortization of $12mn – represents $3mn per quarter commencing in 3Q 2026 – with bullet payment at maturity (2033) ▪ Debt instruments are all covenant lite ▪ Non-GAAP year-end Net LTM leverage of approximately 3.0x GPGI Husky CompoSecure

Appendix – Financial Supplement

GPGI | Husky | CompoSecure

GPGI

Statement of Operations – 1Q26

Unaudited GAAP to Non-GAAP Operating Results

($ in millions)

	Three Months Ended March 31, 2026				
	GAAP	Elimination of Equity Method Investment	Addition of GPGI Holdings	Addition of Husky Holdings (1/1-1/11)	Pro Forma Non-GAAP GPGI, Inc. (1/1 - 3/31)
Net sales	-	-	$407.8	$13.4	$421.2
Cost of sales	-	-	252.2	12.3	264.5
Gross profit	-	-	155.6	1.1	156.7
Operating expenses:					
Research and development	-	-	8.4	-	8.4
Selling, general and administrative expenses	55.6	-	162.8	13.9	232.3
Foreign currency losses (gains)	-	-	(1.2)	(1.9)	(3.1)
Income from operations	(55.6)	-	(14.4)	(10.9)	(80.9)
Other (expense) income:					
Revaluation of warrant liability	-	-	-	-	-
Revaluation of earnout consideration liability	-	-	-	-	-
Change in fair value of derivative liability	-	-	-	-	-
Loss on remeasurement of TRA liability	(21.9)	-	-	-	(21.9)
Interest expense	-	-	(29.4)	(7.1)	(36.5)
Interest income	0.2	-	0.2	-	0.4
Loss on extinguishment of debt	-	-	(106.8)	-	(106.8)
Amortization of deferred financing costs	-	-	(0.5)	-	(0.5)
Loss of sale of assets	-	-	-	-	-
Total other income (expense), net	(21.7)	-	(136.5)	(7.1)	(165.3)
Income (loss) before income taxes	(77.3)	-	(150.9)	(18.0)	(246.2)
Income tax expense	(3.6)	-	(3.2)	-	(6.8)
Earnings in GPGI Holdings L.L.C equity method investment	(154.1)	154.1	-	-	-
Net Income (Loss)	**($235.0)**	**$154.1**	**($154.1)**	**($18.0)**	**($253.0)**
Add:					
Depreciation and amortization					63.7
Income tax expense (benefit)					6.8
Interest expense, net (1)					36.7
Stock-based compensation					5.2
Husky transaction cost					98.0
Loss on extinguishment and refinancing of debts					106.8
Loss on remeasurement of TRA liability					21.9
Loss on sale of assets					0.6
FX (gain) loss					(4.2)
Severance costs					0.6
Incremental pro forma Management Fee					(1.0)
Pro Forma Adjusted EBITDA					**$82.1**

Note: The Non-GAAP columns represent a consolidation of the Company's results with those of GPGI Holdings, for consistency with prior consolidated presentation.

1. Includes amortization of deferred financing costs for the three months ended March 31, 2026.

16

GPGI | Husky | CompoSecure

GPGI

Statement of Operations – 1Q25

Unaudited GAAP to Non-GAAP Operating Results

($ in millions)

	Three Months Ended March 31, 2025			
	GAAP	Equity Method Adjustments		Non-GAAP
	GPGI, Inc. GAAP Results	Elimination of Equity Method Investment	Addition of GPGI Holdings	Adjusted March 31, 2025
Net sales	$59.8	-	$44.1	$103.9
Cost of sales	31.1	-	18.3	49.4
Gross profit	28.7	-	25.8	54.5
Operating expenses:				
Selling, general and administrative expenses	22.7	-	10.1	32.8
Income from operations	6.0	-	15.7	21.7
Other (expense) income:				
Revaluation of warrant liability	17.9	-	-	17.9
Revaluation of earnout consideration liability	11.2	-	-	11.2
Interest expense	(1.6)	-	(1.7)	(3.3)
Interest income	0.2	-	0.9	1.1
Amortization of deferred financing costs	-	-	(0.1)	(0.1)
Total other income (expense), net	27.7	-	(0.9)	26.8
Income before income taxes	33.7	-	14.8	48.5
Income tax (expense) benefit	(27.0)	-	-	(27.0)
Earnings in CompoSecure Holdings L.L.C equity method investment	14.8	(14.8)	-	-
Net Income (Loss)	**$21.5**	**($14.8)**	**$14.8**	**$21.5**
Add:				
Depreciation and amortization (3)				2.3
Income tax expense (benefit)				27.0
Interest expense, net (1) (3)				2.4
Stock-based compensation				5.7
Mark-to-market adjustments (2)				(29.2)
Resolute spin-off costs				5.0
Add back actual 1Q25 Management Fee for one month				1.1
Add back expenses incurred on behalf of Resolute Holdings prior to Spin-Off				1.0
Pro forma full quarter Management Fee				(3.2)
Pro Forma Adjusted EBITDA				**$33.7**

Note: The Non-GAAP columns represent a consolidation of the Company's results with those of CompoSecure Holdings, for consistency with prior consolidated presentation.

1. *Includes amortization of deferred financing costs for the three months ended March 31, 2025.*
2. *Includes the changes in fair value of warrant liability, derivative liabilities, and earnout consideration liability for the three months ended March 31, 2025.*
3. *The presented adjustments include amounts related to both CompoSecure and its equity method investment in Holdings.*

17

GPGI | Husky | CompoSecure

GPGI
GREAT POSITIONS | GOOD INDUSTRIES

Statement of Cash Flows – 1Q26

Unaudited (GAAP and Non-GAAP)

($ in millions)

	Three Months Ended March 31, 2026 GAAP	2026 Non-GAAP
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income (loss)	($235.0)	($253.0)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities		
Depreciation and amortization	-	63.8
Stock-based compensation expense	2.0	5.3
Earnings in equity method investment	154.1	-
Amortization of deferred financing costs	-	1.0
Non-cash operating lease expense	-	-
Revaluation of earnout consideration liability	-	-
Revaluation of warrant liability	-	-
Cash receipts from Holdings	-	-
Loss on remeasurement of TRA Liability	21.9	21.9
Loss on extinguishment of debt	-	66.3
Non-cash interest on operating lease expense	-	-
Loss/ (gain) on dispositions of property, plant and equipment and intangible assets	-	-
Other	-	2.4
Change in fair value of derivative liability	-	-
Deferred tax expense (benefit)	13.7	4.0
Changes in assets and liabilities	(9.3)	(65.5)
Net cash (used in) provided by operating activities	**($52.6)**	**($153.8)**
CASH FLOWS FROM INVESTING ACTIVITIES:		
Investment in GPGI Holdings	(2,016.8)	-
Cash used for acquisition	-	(762.2)
Purchase of property and equipment	-	(8.9)
Proceeds from sale of property and equipment and intangible assets	-	0.2
Acquisition of a business, net of cash and cash equivalents acquired	-	-
Maturities of short-term investments	-	41.1
Capitalized software expenditures	-	(4.3)
Resolute Holdings cash deconsolidated as a result of the Spin-Off	-	-
GPGI Holdings cash deconsolidated as a result of the CompoSecure Management Agreement	-	-
Net cash used in investing activities	**($2,016.8)**	**($734.1)**
CASH FLOWS FROM FINANCING ACTIVITIES:		
Repayment of preference share capital	-	(457.4)
Contributions from GPGI Inc	-	-
Proceeds from employee stock purchase plan and exercise of options	-	-
Payments for taxes related to net share settlement of equity awards	-	(26.6)
Debt issuance costs	-	(37.5)
Payment of term loan	-	-
Proceeds from Revolver	-	50.0
Proceeds from issuance of common stock	1,962.0	1,962.0
Payment of debt, net of associated fees	-	(3,309.2)
Proceeds from issuance of long-term debt - net of discounts	-	2,523.5
Dividend to Class A shareholders	(0.7)	(0.7)
Net cash obtained from PIPE	-	-
Proceeds from the exercise of warrants	-	-
Net cash used in financing activities	**$1,961.3**	**$704.1**
Effect of exchange rate changes on cash and cash equivalents	-	(2.3)
Net increase (decrease) in cash and cash equivalents	(108.1)	(186.1)
Cash and cash equivalents, beginning of period	114.6	307.7
Cash and cash equivalents, end of period	**$6.5**	**$121.6**

Note: The Non-GAAP column represents a consolidation of the Company's results with those of GPGI Holdings L.L.C. ("GPGI Holdings"), for consistency with prior consolidated presentation.
Note: All instruments have been redeemed / exercised and no mark to market adjustments are expected going forward.

18

GPGI | Husky | CompoSecure

GPGI

GREAT POSITIONS | GOOD INDUSTRIES

Balance Sheet

Unaudited (GAAP and Non-GAAP)

($ in millions)

	GAAP	Non-GAAP	GAAP	Non-GAAP
	March 31, 2026	**March 31, 2026**	**December 31, 2025**	**December 31, 2025**
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents	$6.5	$121.6	$114.6	$271.6
Short-term investments	-	-	-	41.1
Accounts receivable	-	328.1	-	44.2
Inventories, net	-	411.1	-	44.2
Prepaid expenses and other current assets	16.4	38.0	5.5	8.6
Total Current Assets	**$22.9**	**$898.8**	**$120.1**	**$409.7**
Property and equipment, net and right of use asset	-	$557.9	-	$30.7
Deferred tax asset	258.0	261.8	271.7	271.7
Intangible assets, net	-	1,624.1	-	-
Goodwill	-	3,041.9	-	-
Other assets	-	48.1	-	4.0
Equity method investment	3,133.2	-	125.5	-
Total Assets	**$3,414.1**	**$6,432.6**	**$517.3**	**$716.1**
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)				
CURRENT LIABILITIES				
Accounts payable	$1.4	$101.8	$0.8	$12.7
Accrued expenses	3.1	269.6	1.9	48.7
Deferred revenues	-	164.8	-	-
Current portion of tax receivable agreement liability	20.4	20.4	16.2	16.2
Current portion of long-term debt	-	9.0	-	15.0
Other current liabilities	-	56.3	-	5.8
Total Current Liabilities	**$24.9**	**$621.9**	**$18.9**	**$98.4**
Long-term debt, net of deferred finance costs	-	2,138.3	-	170.0
Deferred tax liability	-	303.2	-	-
Tax receivable agreement liability	272.9	272.9	255.2	255.2
Other liabilities	-	62.7	-	7.3
Total Liabilities	**$297.8**	**$3,399.0**	**$274.1**	**$530.9**
Stockholder's equity / (deficit)	3,116.3	3,033.6	243.2	185.2
Total Liabilities and Stockholder's Equity / (Deficit)	**$3,414.1**	**$6,432.6**	**$517.3**	**$716.1**

Finished 1Q26 with ~$122 million in cash

Note: The Non-GAAP columns represent a consolidation of the Company's results with those of GPGI Holdings, for consistency with prior consolidated presentation.

19

GPGI | Husky | CompoSecure

GPGI

1Q26 Earnings Per Share and Adjusted Free Cash Flow

Non-GAAP Reconciliation

($ in millions, except per share amounts)

Basic Earnings Per Share

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net income (loss)	($235.0)	$21.4
Add (less): Provision (benefit) for income taxes	6.8	27.0
Add (less): Mark-to-market adjustments (1)	-	(29.2)
Add: Stock-based compensation	3.9	5.7
Add: Debt refinance costs and loss on debt extinguishment	106.8	-
Add: Husky transactions costs	92.9	-
Add: Loss on remeasurement of TRA liability	21.9	-
Add: Foreign exchange (gain) loss	(2.3)	-
Add: Severance costs	0.6	-
Add: Loss on disposal of assets	0.6	-
Add: Spin-off costs	-	5.0
Add: Purchase accounting amortization and depreciation	46.8	
Adjusted net income before tax	$43.0	$29.9
Income tax expense (2)	10.3	1.6
Adjusted net income	$32.7	$28.3
Common shares outstanding used in computing net income per share, basic:		
Class A common shares	269,993,148	102,039,611
Adjusted net income per share - basic	**$0.12**	**$0.28**

Diluted Earnings Per Share

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Adjusted net income	$32.7	$28.3
Add: Interest on Exchangeable Notes net of tax	-	-
Adjusted net income used in computing net income per share, diluted	$32.7	$28.3
Common shares outstanding used in computing earnings per share, diluted:	269,993,148	102,039,611
Warrants (3)	-	9,878,000
Equity awards	4,391,631	3,533,000
Total shares outstanding used in computing adjusted earnings per share - diluted	274,384,779	115,450,611
Adjusted net income per share - diluted	**$0.12**	**$0.25**

Adjusted Free Cash Flow

Pro forma Non-GAAP cash from operations (4)	($153.8)
Pro forma Non-GAAP capital expenditures (including software) (4)	(13.2)
Transaction and debt refinancing expenses paid (4)	196.0
Pro Forma Adjusted Free Cash Flow	**$29.0**

Note: Non-GAAP EPS does not pro forma for period preceding the acquisition of Husky (January 1-11, 2026).

1. *Includes the changes in fair value of warrant liability, make-whole provision of the previously outstanding exchangeable notes of GPGI Holdings (f/k/a CompoSecure Holdings, L.L.C.) (the "Exchangeable Notes") and earnout consideration liability.*
2. *Reflects current and deferred income tax expenses. For the three months ended March 31, 2026, it was calculated by applying the Company's assumed effective tax rate.*
3. *Applies treasury stock method with assumed exercise at average market price. No warrants were outstanding as of the three months ended March 31, 2026.*
4. *Reference 1Q26 Statement of Operations on page 16 and 1Q26 Statement of Cash Flows on page 18 for corresponding metrics.*

20

Historical Pro Forma Non-GAAP Results 21 1. Reflects pro forma Management Fees as if the Management Agreements were in effect since January 1, 2024. 2. “Parent Allocated Expense” per the Management Agreements. CompoSecure, Husky, and Corporate ($ in millions) GPGI Husky CompoSecure 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 CompoSecure1 Adjusted Net Sales $104.0 $108.6 $107.1 $100.9 $103.9 $119.6 $120.9 $117.7 $130.4 Pro Forma Adjusted EBITDA $35.6 $37.7 $38.1 $32.6 $34.8 $48.6 $49.8 $45.6 $47.6 Pro Forma Adjusted EBITDA Margin 34.2% 34.7% 35.6% 32.3% 33.5% 40.6% 41.2% 38.8% 36.5% Husky1 Pro Forma Adjusted Net Sales $314.7 $345.9 $343.1 $490.8 $306.8 $374.1 $367.0 $520.8 $290.8 Pro Forma Adjusted EBITDA $69.7 $86.4 $85.1 $143.8 $63.9 $83.9 $89.6 $136.1 $38.2 Pro Forma Adjusted EBITDA Margin 22.1% 25.0% 24.8% 29.3% 20.8% 22.4% 24.4% 26.1% 13.2% Corporate2 Pro Forma Adjusted EBITDA ($1.1) ($1.0) ($1.5) ($2.2) ($1.1) ($2.3) ($2.1) ($2.7) ($3.8) GPGI, Inc Pro Forma Adjusted Net Sales $418.7 $454.5 $450.2 $591.7 $410.7 $493.7 $487.9 $638.5 $421.2 Pro Forma Adjusted EBITDA $104.2 $123.1 $121.7 $174.2 $97.7 $130.2 $137.3 $179.0 $82.1 Pro Forma Adjusted EBITDA Margin 24.9% 27.1% 27.0% 29.4% 23.8% 26.4% 28.1% 28.0% 19.5%

GPGI | Husky | CompoSecure

Historical Pro Forma Non-GAAP Reconciliations

CompoSecure, Husky, and Corporate

($ in millions)

Non-GAAP Reconciliation for CompoSecure[1]	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Net Income	$26.4	$27.9	$27.8	$28.1	$24.2	$38.9	$39.6	$35.4	$0.5
Depreciation and amortization	2.2	2.4	2.3	2.2	2.4	2.5	2.5	2.6	2.5
Net interest expense (income)	5.8	5.7	5.6	(0.1)	2.3	1.9	1.9	1.8	28.3
Income tax expense (benefit)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Stock based compensation	4.2	5.0	5.4	5.3	5.6	5.0	5.6	5.7	1.3
Mark-to-market adjustments	0.3	(0.2)	(0.5)	0.0	0.0	0.0	0.0	0.0	0.0
Transaction and refinance costs	0.0	0.2	0.9	0.3	1.4	0.2	0.2	0.0	14.4
Incremental pro-forma management fee	(3.2)	(3.3)	(3.4)	(3.3)	(2.0)	(0.0)	(0.0)	0.0	0.0
Expenses incurred on behalf of Resolute Holdings prior to spin-off	0.0	0.0	0.0	0.0	1.0	0.0	0.0	0.0	0.6
CompoSecure Pro Forma Adjusted EBITDA	**$35.6**	**$37.7**	**$38.1**	**$32.6**	**$34.8**	**$48.6**	**$49.8**	**$45.6**	**$47.6**

Non-GAAP Reconciliation for Husky[1]	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Net Income	($32.5)	($65.2)	($21.2)	$46.7	$27.9	$3.4	($111.9)	($32.6)	($172.7)
Depreciation and amortization	38.6	38.1	36.9	37.3	36.8	37.5	38.0	38.4	61.3
Net interest expense (income)	85.4	82.1	72.3	70.5	64.1	64.7	64.6	62.7	8.7
Income tax expense (benefit)	(10.7)	17.4	0.2	0.1	(63.9)	(38.4)	92.2	4.9	3.2
Stock based compensation	0.3	0.2	0.4	0.4	0.3	0.4	0.4	0.2	1.9
Mark-to-market adjustments	0.0	0.0	(8.0)	8.0	(5.0)	0.0	5.0	35.5	0.0
Transaction costs	0.0	0.0	0.0	0.0	0.0	0.0	0.0	20.9	46.8
FX	0.0	1.8	0.0	0.9	0.0	0.0	0.0	0.0	(4.2)
Loss on debt extinguishment	0.0	21.7	0.0	0.0	0.0	0.0	0.0	0.0	93.7
Business transformation and other	(3.0)	(1.3)	13.0	(11.1)	12.7	25.4	10.5	15.0	0.0
Platinum management fee	1.5	1.3	1.3	1.6	1.5	1.3	1.3	1.4	0.0
Loss (gain) on sale of PPE, intangible assets	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.6
Incremental pro-forma management fee	(9.9)	(9.7)	(9.8)	(10.6)	(10.5)	(10.4)	(10.5)	(10.3)	(1.1)
Husky Pro Forma Adjusted EBITDA	**$69.7**	**$86.4**	**$85.1**	**$143.8**	**$63.9**	**$83.9**	**$89.6**	**$136.1**	**$38.2**

Non-GAAP Reconciliation for Corporate[2]	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Net Income	($9.3)	$5.7	($113.3)	($76.5)	($2.7)	($65.0)	($214.3)	$7.9	($80.9)
Net interest expense (income)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.3)	(0.7)	(0.2)
Income tax expense (benefit)	(0.8)	0.3	0.6	2.1	27.0	(1.8)	29.8	(16.0)	3.6
Stock based compensation	0.2	0.2	0.2	0.7	0.1	0.1	0.2	0.2	2.0
Mark-to-market adjustments	8.9	(7.5)	108.9	62.0	(29.2)	64.2	179.8	(1.8)	0.0
Loss on measurement of TRA liability	0.0	0.0	0.0	0.0	0.0	0.0	0.0	3.5	21.9
Transaction and refinance costs	0.0	0.4	2.0	5.8	3.6	0.2	2.6	4.3	49.8
Additional earnout costs	0.0	0.0	0.0	3.7	0.0	0.0	0.0	0.0	0.0
Corporate Pro Forma Adjusted EBITDA	**($1.1)**	**($1.0)**	**($1.5)**	**($2.2)**	**($1.1)**	**($2.3)**	**($2.1)**	**($2.7)**	**($3.8)**
GPGI Pro Forma Adjusted EBITDA	**$104.2**	**$123.1**	**$121.7**	**$174.2**	**$97.7**	**$130.2**	**$137.3**	**$179.0**	**$82.1**

1. *Reflects pro forma Management Fees as if the Management Agreements were in effect since January 1, 2025.*
2. *"Parent Allocated Expense" per the Management Agreements.*

22

Investor Relations Contact ir@gpgi.com